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                                                                    EXHIBIT 23.4





                          CONSENT OF FINANCIAL ADVISOR


                                                  September 29, 1998

Board of Directors
TB&T, Inc.
1999 Bryan Street
Dallas, TX 75201

Members of the Board:

We hereby consent to the use of the our firm's name in the Proxy
Statement/Prospectus to be filed with the Securities and Exchange Commission (the "Registration Statement") by The Colonial BancGroup, Inc. ("BancGroup") in connection with BancGroup's proposed acquisition of TB&T, Inc. ("TB&T").

     We further consent in references to, and the inclusion of, our Fairness Opinion of August 6, 1998 directed to the Board of Directors of TB&T in such Registration Statement.

                                             Sincerely,

                                             /s/ HOVDE FINANCIAL, INC.

                                             HOVDE FINANCIAL, INC.